REVOLVING LOAN ACCOUNT AGREEMENT

      This agreement is made and entered into on the 17th day of December 1998, between Teleflex Inc. (Lender) and Medical Sterilization, Inc., a New York corporation (Borrower).

                            Establishment of Account

      Under the terms and conditions set forth in this Agreement, the Lender and Borrower agree to the establishment of a revolving loan account (Account) under which the Lender, at its option, will permit the Borrower to obtain advances from time to time. The advances and the appropriate charges will be debited to the Borrower's Account. The outstanding unpaid principal balances of the Account will be paid by the Borrower on demand. The Borrower agrees that all advances made under this Agreement will be made on the terms and conditions set forth in this Agreement and in any documents that evidence the advances made under this Agreement and that are incorporated by references into this Agreement.

                             Maximum Amount and Term

      The advances to the Borrower may not aggregate more than the maximum amount of $750,000 of principal indebtedness or exceed the maximum contract term of two years. The Lender's willingness to make the advances under this Agreement up to the maximum amount is subject to the conditions that since the execution of this Agreement, there has been no substantial or material change in the Borrower's business, financial condition, general credit standing, or equity position in security.

                            Method of Making Advances

      Advances shall be made by wire transfer of funds. At the end of each billing cycle in which an advance is obtained or payment made, the Lender shall provide the Borrower with a written statement disclosing the current status of the Account.

                             Calculation of Charges

      Interest will be charged monthly on the unpaid principal balances at a fixed rate of 8 percent per year. Interest on the unpaid balance of this Note shall be due and payable on demand.
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                                   Prepayment

      The Borrower may pay any scheduled installment, wholly or partially, prior to the due date. If the Account is wholly prepaid at any time, the Borrower will be refunded a portion of the interest.

                                  Cancellation

      This Agreement may be canceled at any time by either party giving written notice of cancellation to the other. Notice of cancellation shall not affect the Borrower's obligation to repay any outstanding indebtedness to lender or the Lender's right to collect the indebtedness.


                                       MEDICAL STERILIZATION, INC.

                                       By: /s/ D. Michael Deignan
                                           -------------------------------------
                                       Name: D. Michael Deignan
                                       Title: President & CEO
                                                                      (12/19/98)